UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTURYLINK, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the

CenturyLink, Inc. Annual Meeting of Shareholders to be Held on May 18, 2016

The proxy materials for the CenturyLink, Inc. 2016 annual shareholders’ meeting are available on the Internet. Please follow the instructions below to view the materials and vote or request paper copies of the proxy materials. The items to be voted on and the location of the annual meeting are listed on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Our proxy statement, 2015 annual report and related materials are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/CTL to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

Other voting alternatives are described on the reverse side of this notice.

Obtaining a Free Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. Please make your request for a free copy as instructed on the reverse side on or before May 4, 2016 to facilitate timely delivery.

The CenturyLink, Inc. Annual Meeting of Shareholders will be held at 10:00 a.m. local time on May 18, 2016 at the Corporate Conference Room, CenturyLink Headquarters, 100 CenturyLink Drive, Monroe, Louisiana.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Items 1 through 4:

1.	Elect eleven directors.

	01 - Martha H. Bejar	02 - Virginia Boulet	03 - Peter C. Brown	04 - W. Bruce Hanks
	05 - Mary L. Landrieu	06 - Gregory J. McCray	07 - William A. Owens	08 - Harvey P. Perry
	09 - Glen F. Post, III	10 - Michael J. Roberts	11 - Laurie A. Siegel

2.	Ratify the appointment of KPMG LLP as our independent auditor for 2016.

3.	Approve an amendment to our 2011 Equity Incentive Plan.

4.	Advisory vote regarding our executive compensation.

The Board of Directors recommends that you vote AGAINST Item 5:

5.	Shareholder proposal regarding our equity retention policies.

6.	In their discretion to vote upon such other business as may properly come before the Meeting.

NOTE ON VOTING ALTERNATIVES – THIS IS NOT A BALLOT OR A PROXY. YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must (i) vote online, (ii) vote by mail by requesting a paper copy of our proxy materials and a proxy card, (iii) vote by phone in the manner described in the proxy materials or (iv) vote in person at the meeting. If you plan to attend the meeting, you can obtain directions to our headquarters building on our website http://ir.centurylink.com. You should bring this notice as an admission ticket, as well as the other materials specified in our proxy materials.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/CTL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials CenturyLink, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future CenturyLink shareholder meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 4, 2016.